Exhibit 10.17
Execution Copy

INFORMATION IN THIS EXHIBIT IDENTIFIED BY THE MARK “[***]” IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF DGPV HOLDCO 3 LLC
This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of December 26, 2018 (this “Amendment”), is made and entered into by and among DGPV Holding LLC (f/k/a NRG Yield DGPV Holding LLC), a Delaware limited liability company (the “Class A Member”) and Renew DG Holdings LLC (f/k/a NRG Renew DG Holdings LLC), a Delaware limited liability company (the “Class B Member”). The Class A Member and Class B Member are each referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the LLC Agreement (as defined below).
RECITALS
A.    On September 26, 2017, the Parties entered into that certain Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of DGPV Holdco 3 LLC (f/k/a NRG DGPV Holdco 3 LLC) (the “Company”).
B.    The Parties constitute all of the Members of the Company, and Section 13.7 of the LLC Agreement permits the Members to amend the LLC Agreement by written instrument executed by all Members.
C.    The Parties now desire to amend the LLC Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
Article I
AMENDMENTS

1.	Effectiveness. This Amendment, and the amendments to the LLC Agreement made herein, shall be effective on the date hereof.

2.	Amendments. The LLC Agreement is hereby amended as follows:

a.
The definition of “Class A Member Capital Contribution Commitment” in Section 1.1 of the LLC Agreement is hereby amended by deleting the dollar amount “$50,000,000” therein and replacing it with “$70,000,000”.

b.	Section 1.1 of the LLC Agreement is hereby amended by inserting, in appropriate alphabetic order, the following new definition:
“CS4 Project” means, so long as Renew Solar CS4 Fund LLC (and its successors) is an Intermediate Company held by Company, any Project owned, directly or indirectly, by Renew Solar CS4 Fund LLC.

c.	The definition of “Investment Period” in Section 1.1 of the LLC Agreement is hereby amended by deleting the date “December 31, 2018” therein and replacing it with “December 31, 2019”.

d.	The definition of “Extended Investment Period Date” in Section 1.1 of the LLC Agreement is hereby amended by deleting the date “June 30, 2019” therein and replacing it with “June 30, 2020”.

e.	Section 3.3(c) of the LLC Agreement is hereby amended by deleting the first proviso therein and replacing it with the following:
“provided, that, such Capital Contribution shall be sized so that the Class A Members are projected to achieve a per annum yield, calculated on an After‑Tax Basis, based on Available Cash Flow (“CAFD Yield”) which will (i) average no less than [***]% over the first ten (10) years following the date on which the Class A Capital Contribution Amount has been made, (ii) never be below [***] percent ([***]%) in any of the first nine (9) years following the date on which the Class A Capital Contribution Amount has been made, (iii) only be below [***] percent ([***]%) for no more than four (4) calendar years commencing with the tenth (10th) calendar year following the date on which the Class A Capital Contribution Amount has been made, (iv) never be below negative [***] percent (-[***]%) in any calendar year (such Capital Contribution, a “Class A Capital Contribution Amount”), and (v) for Capital Contribution Requests in respect of one or more CS4 Projects, average no less than [***]% over the first five (5) years following the date on which the Class A Capital Contribution Amount has been made, all as determined pursuant to the Cumulative Base Case Model included in the Capital Contribution Request;”.

f.
Annex II (Underwriting Assumptions) to the LLC Agreement is hereby deleted in its entirety and replaced with the amended Annex II (Underwriting Assumptions) attached as Exhibit A hereto. For clarity, Annex II (Underwriting Assumptions) as updated by this Amendment shall be effective with respect to all Fund Companies presented to the Members before and following the date hereof.

g.
Exhibit E (Form of Officer’s Certificate) to the Form of Fund Addendum attached as Exhibit A to the LLC Agreement is hereby amended by inserting the words “, calculated on an After-Tax Basis,” into numbered paragraph 2 therein between the words “a per annum yield” and “based on Available Cash Flow”.

3.
Investment Period Extension Payment. In connection with, and as consideration for, extending the Investment Period pursuant to Section 2(b) of this Amendment, the Class B Member shall make a payment equal to $622,447 to the Class A Member by wire transfer of immediately available funds within thirty (30) Business Days following the effective date of this Amendment.

ARTICLE II
GENERAL PROVISIONS

1.
Entire Agreement. This Amendment, including all annexes, schedules and exhibits hereto, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, statements, understandings and representations, whether oral or written, among the Parties with respect to such subject matter. The LLC Agreement, as amended hereby, shall remain in full force and effect.

2.
Governing Law. This Amendment shall be construed, interpreted and enforced in accordance with the internal laws and decisions of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions of any other state or jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Delaware.

3.
Counterparts. This Amendment may be executed in one or more counterparts, each bearing the signatures of one or more Members. Each such counterpart shall be considered an original and all of such counterparts shall constitute a single agreement binding all the parties as if all had signed a single document. Facsimile, electronic mail or pdf signatures shall be accepted as original signatures for purposes of this Amendment.

4.	Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning and interpretation of this Amendment.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.
CLASS B MEMBER:
RENEW DG HOLDINGS LLC
By:    /s/ Craig Cornelius
Name: Craig Cornelius
Title: President
CLASS A MEMBER:
DGPV HOLDING LLC
By:/s/ Christopher Sotos
Name: Christopher Sotos
Title: President

[First Amendment to A&R LLC Agreement of DGPV Holdco 3 LLC]